                                                                      Exhibit 12
                                                                     Page 1 of 2

                             BankAmerica Corporation
                       Ratio of Earnings to Fixed Charges




                                                                                       THREE MONTHS ENDED
                                                                                            MARCH 31         YEAR ENDED DECEMBER 31
                                                                                      --------------------   -----------------------
(DOLLAR AMOUNTS IN MILLIONS)                                                               1998      1997          1997        1996
                                                                                           ----      ----          ----        ----
Excluding Interest on Deposits
Fixed charges:
              Interest expense (other than interest on deposits)                           $819      $700        $2,995      $2,713
              Interest payments on trust preferred securities (see footnote (a))             38        34           143           7
              Interest factor in rent expense                                                32        31           122         125
              Other                                                                           1         -             2           -
                                                                                      --------------------   -----------------------
                                                                                           $890      $765        $3,262      $2,845
                                                                                      ====================   =======================
Earnings:
              Income from operations                                                       $835      $780        $3,210      $2,873
              Applicable income taxes                                                       540       526         2,116       1,900
              Fixed charges                                                                 890       765         3,262       2,845
              Other                                                                          (9)      (19)          (51)         (9)
                                                                                      --------------------   -----------------------
                                                                                         $2,256    $2,052        $8,537      $7,609
                                                                                      ====================   =======================
Ratio of earnings to fixed charges,
  excluding interest on deposits                                                           2.53      2.68          2.62        2.67


Including Interest on Deposits

Fixed charges:
              Interest expense                                                           $2,308    $2,066        $8,788      $8,072
              Interest payments on trust preferred securities (see footnote (a))             38        34           143           7
              Interest factor in rent expense                                                32        31           122         125
              Other                                                                           1         -             2           -
                                                                                      --------------------   -----------------------
                                                                                         $2,379    $2,131        $9,055      $8,204
                                                                                      ====================   =======================
Earnings:
              Income from operations                                                       $835      $780        $3,210      $2,873
              Applicable income taxes                                                       540       526         2,116       1,900
              Fixed charges                                                               2,379     2,131         9,055       8,204
              Other                                                                          (9)      (19)          (51)         (9)
                                                                                      --------------------   -----------------------
                                                                                         $3,745    $3,418       $14,330     $12,968
                                                                                      ====================   =======================
Ratio of earnings to fixed charges,
  including interest on deposits                                                           1.57      1.60          1.58        1.58





                                                                                            YEAR ENDED DECEMBER 31
                                                                                      ----------------------------------
(DOLLAR AMOUNTS IN MILLIONS)                                                               1995        1994        1993
                                                                                           ----        ----        ----

Excluding Interest on Deposits
Fixed charges:
              Interest expense (other than interest on deposits)                         $2,455      $1,505      $1,215
              Interest payments on trust preferred securities (see footnote (a))              -           -           -
              Interest factor in rent expense                                               120         109         112
              Other                                                                           -           3           2
                                                                                      ----------------------------------
                                                                                         $2,575      $1,617      $1,329
                                                                                      ==================================
Earnings:
              Income from operations                                                     $2,664      $2,176      $1,954
              Applicable income taxes                                                     1,903       1,541       1,474
              Fixed charges                                                               2,575       1,617       1,329
              Other                                                                         (12)        (55)        (39)
                                                                                      ----------------------------------
                                                                                         $7,130      $5,279      $4,718
                                                                                      ==================================
Ratio of earnings to fixed charges,
  excluding interest on deposits                                                           2.77        3.26        3.55


Including Interest on Deposits

Fixed charges:
              Interest expense                                                           $7,378      $4,842      $4,186
              Interest payments on trust preferred securities (see footnote (a))              -           -           -
              Interest factor in rent expense                                               120         109         112
              Other                                                                           -           3           2
                                                                                      ----------------------------------
                                                                                         $7,498      $4,954      $4,300
                                                                                      ==================================
Earnings:
              Income from operations                                                     $2,664      $2,176      $1,954
              Applicable income taxes                                                     1,903       1,541       1,474
              Fixed charges                                                               7,498       4,954       4,300
              Other                                                                         (12)        (55)        (39)
                                                                                      ----------------------------------
                                                                                        $12,053      $8,616      $7,689
                                                                                      ==================================
Ratio of earnings to fixed charges,
  including interest on deposits                                                           1.61        1.74        1.79

(a) Trust preferred securities represent corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the corporation.

                                                                      Exhibit 12
                                                                     Page 2 of 2


                             BankAmerica Corporation
    Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends




                                                                                       THREE MONTHS ENDED
                                                                                            MARCH 31         YEAR ENDED DECEMBER 31
                                                                                    ----------------------   -----------------------
(DOLLAR AMOUNTS IN MILLIONS)                                                              1998       1997         1997       1996
                                                                                          ----       ----         ----       ----
Excluding Interest on Deposits

Fixed charges and preferred dividends:
             Interest expense (other than interest on deposits)                           $819       $700       $2,995     $2,713
             Interest payments on trust preferred securities (see footnote (a))             38         34          143          7
             Interest factor in rent expense                                                32         31          122        125
             Preferred dividend requirements (see footnote (b))                             16         57          166        307
             Other                                                                           1          -            2          -
                                                                                    ----------------------   -----------------------
                                                                                          $906       $822       $3,428     $3,152
                                                                                    ======================   =======================
Earnings:
             Income from operations                                                       $835       $780       $3,210     $2,873
             Applicable income taxes                                                       540        526        2,116      1,900
             Fixed charges, excluding preferred dividend requirements                      890        765        3,262      2,845
             Other                                                                          (9)       (19)         (51)        (9)
                                                                                    ----------------------   -----------------------
                                                                                        $2,256     $2,052       $8,537     $7,609
                                                                                    ======================   =======================
Ratio of earnings to combined fixed charges and preferred dividends,
  excluding interest on deposits                                                          2.49       2.50         2.49       2.41

INCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
             Interest expense                                                           $2,308     $2,066       $8,788     $8,072
             Interest payments on trust preferred securities (see footnote (a))             38         34          143          7
             Interest factor in rent expense                                                32         31          122        125
             Preferred dividend requirements (see footnote (b))                             16         57          166        307
             Other                                                                           1          -            2          -
                                                                                    ----------------------   -----------------------
                                                                                        $2,395     $2,188       $9,221     $8,511
                                                                                    ======================   =======================
Earnings:
             Income from operations                                                       $835       $780       $3,210     $2,873
             Applicable income taxes                                                       540        526         2116      1,900
             Fixed charges, excluding preferred dividend requirements                    2,379      2,131        9,055      8,204
             Other                                                                          (9)       (19)         (51)        (9)
                                                                                    ----------------------   -----------------------
                                                                                        $3,745     $3,418      $14,330    $12,968
                                                                                    ======================   =======================
Ratio of earnings to combined fixed charges and preferred dividends,
  including interest on deposits                                                          1.56       1.56         1.55       1.52


                                                                                               YEAR ENDED DECEMBER 31
                                                                                        ----------------------------------
(DOLLAR AMOUNTS IN MILLIONS)                                                                 1995       1994        1993
                                                                                             ----       ----        ----
Excluding Interest on Deposits

Fixed charges and preferred dividends:
             Interest expense (other than interest on deposits)                            $2,455     $1,505      $1,215
             Interest payments on trust preferred securities (see footnote (a))                 -          -           -
             Interest factor in rent expense                                                  120        109         112
             Preferred dividend requirements (see footnote (b))                               389        424         423
             Other                                                                              -          3           2
                                                                                       ----------------------------------
                                                                                           $2,964     $2,041      $1,752
                                                                                       ==================================
Earnings:
             Income from operations                                                        $2,664     $2,176      $1,954
             Applicable income taxes                                                        1,903      1,541       1,474
             Fixed charges, excluding preferred dividend requirements                       2,575      1,617       1,329
             Other                                                                            (12)       (55)        (39)
                                                                                       ----------------------------------
                                                                                           $7,130     $5,279      $4,718
                                                                                       ==================================
Ratio of earnings to combined fixed charges and preferred dividends,
  excluding interest on deposits                                                             2.41       2.59        2.69


INCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
             Interest expense                                                              $7,378     $4,842      $4,186
             Interest payments on trust preferred securities (see footnote (a))                 -          -           -
             Interest factor in rent expense                                                  120        109         112
             Preferred dividend requirements (see footnote (b))                               389        424         423
             Other                                                                              -          3           2
                                                                                       ----------------------------------
                                                                                           $7,887     $5,378      $4,723
                                                                                       ==================================
Earnings:
             Income from operations                                                        $2,664     $2,176      $1,954
             Applicable income taxes                                                        1,903      1,541       1,474
             Fixed charges, excluding preferred dividend requirements                       7,498      4,954       4,300
             Other                                                                            (12)       (55)        (39)
                                                                                       ----------------------------------
                                                                                          $12,053     $8,616      $7,689
                                                                                       ==================================
Ratio of earnings to combined fixed charges and preferred dividends,
  including interest on deposits                                                             1.53       1.60        1.63


(a) Trust preferred securities represent corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the corporation.

(b) Preferred stock dividend requirements represent pre-tax earnings necessary to cover preferred stock dividends declared during the three months ended March 31, 1998 and 1997 and the years ended December 31, 1997, 1996, 1995, 1994, and 1993 of $10 million, $34 million, $100 million, $185 million, $227 million, $248 million, and $241 million, respectively.